                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is entered into as of October 10, 1996 between Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), and David G. Johnson ("Executive").

          The parties agree as follows:

          1.   Employment and Title.  Effective as of October 10, 1996, the
               --------------------
Company employs Executive as, and Executive accepts employment to serve as, Senior Executive Vice President and General Counsel, all upon the terms and conditions set forth in this Agreement, including the powers and authority set forth in Paragraph 2 below.

          2.   Powers and Authority.
               --------------------

               (a) During the Term, as defined in Paragraph 6 below, Executive shall be Senior Executive Vice President and General Counsel, and, subject to the direction of the Chief Executive Officer of the Company (the "CEO"), shall be the chief legal officer of the Company and its subsidiaries, and shall be in charge of all legal matters (excluding matters under the purview of the Theatrical Business Affairs Division of the Company).

This shall include, in conjunction with the heads of the various operating units of the Company, responsibility for business affairs and legal matters and all lawyers and business affairs executives in the various operating units of the Company and its subsidiaries (excluding matters and employees under the purview of the Theatrical Business Affairs Division of the Company). Such responsibility shall include the review of the hiring, performance, promotion and compensation of any such employee, and the right to approve any counsel retained by the Company or its subsidiaries (including counsel retained by any operating unit of the Company and its subsidiaries, including the Theatrical Business Affairs Division of the Company). The responsibilities of the Legal Division of the Company shall include all corporate legal affairs, all litigation matters, and entertainment legal affairs and certain business affairs matters including those relating to film acquisitions, long term producer arrangements, film financings, co-productions and similar arrangements. The responsibilities of Executive shall also include the joint responsibility with the Chief Financial Officer of the Company, if any, subject to the direction of the Vice Chairman of the Company (the "VC"), for the identification, development and negotiation of transactions including mergers, acquisitions, divestures, investments, equity and debt financings, corporate restructuring, joint ventures and strategic partnerships and participation in the Company's relationships with existing and future creditors, investors and joint venture partners.

               (b) Executive's services shall be exclusive to the Company and its Subsidiaries, Executive shall devote Executive's best efforts and Executive's full business
                                       2
time (except as provided in the following sentence) to the services to be performed hereunder. Executive may serve on the boards of directors of (but in no other capacity for) other companies and non-profit organizations, may manage the investment of Executive's personal assets, and may make new investments of Executive's personal assets in other companies so long as such activities do not materially interfere with Executive's duties hereunder and (other than investments not to exceed 10% of the total outstanding in publicly or privately traded securities) such companies do not directly compete with the Company.

               (c) Executive agrees to comply with the Company's policies and procedures as in effect from time to time to the extent that such policies are furnished to Executive and are not inconsistent with the terms hereof.

          3.   Location. The location of Executive's principal place of
               --------
employment shall be in the Company's principal executive offices in the greater Los Angeles, California area; provided, however, that Executive shall perform such occasional services outside of Los Angeles as are, in the reasonable determination of the Executive, the VC or the CEO, reasonably required for the proper performance of his duties under this Agreement.

          3.   Reporting. Executive shall report to the VC (or, if such position
               ---------
ceases to exist, to the person with substantially the same responsibilities as the VC, such as a chief operating officer).

         5.   Availability.  Each party represents and warrants to the other
              ------------
that it has the full power and authority to enter into and perform its obligations under this Agreement and that its execution of and performance under this Agreement shall not constitute a default under or breach of the terms of any other agreement or order of any court or governmental authority to which it is a party or under which it is bound. Each party shall defend and hold harmless the other for any and all claims, demands, losses or damages (including reasonable attorneys' fees) arising from any action against any such party due to a breach of any representation and warranty contained in this Paragraph or based upon any allegations of interference with contractual obligations or the like relating to the negotiation or execution of this Agreement.

         6.   Term.  Subject to the provisions for earlier termination set forth
              ----
in Paragraph 11, the term of Executive's employment hereunder shall commence on the effective date and continue through October 9, 2001 (the "Term"). Neither the Company nor Executive will have any obligations to renew or extend this Agreement beyond the Term.

         7.   Compensation.
              ------------

              (a)  Salary and Bonus.  In full consideration for the services to
                   ----------------
be rendered by Executive, and in full discharge of the Company's salary obligations, Company shall pay to Executive and Executive shall accept:

               (i) an annualized base salary of $550,000 during the first twelve month period of the Term, $600,000 during the second twelve month period, $650,000 during the third twelve month period, $700,000 during the fourth twelve month period and $750,000 during the fifth twelve month period (each amount less tax withholdings required by law and other voluntary deductions authorized by Executive), payable bi-weekly in arrears commencing on the first regular bi-weekly payment date; and

               (ii) an annual guaranteed bonus of $100,000 (less tax withholdings required by law and other voluntary deductions authorized by Executive), payable on or before January 10 following the expiration of each calendar year and payable at the end of the Term for the last year of the Term; and

               (iii) an annual discretionary bonus, or such applicable prorated portion thereof for any partial Company fiscal year during the Term (less tax withholdings required by law and other voluntary deductions authorized by Executive), to be determined in the sole discretion of the CEO, payable on the first day of the second month following the completion of each Company fiscal year ending in the Term (and within forty-five days following the end of the Term with respect to the last partial Company fiscal year); and

               (iv) participation in the P&F Acquisition Corp. and Metro-Goldwyn-Mayer Inc. 1996 Management Stock Option and Bonus Plan(s) (the "Plan") in the amounts designated on page A-9 of Exhibit A thereto (i.e., 2,150 Series A Options (and Bonus Interests) and 2,360 Series B Options).

               (b)  Other Benefits. Executive shall be entitled to the
                    --------------
following additional benefits: a car allowance and four (4) weeks vacation in accordance with Company policy applicable to employees of Executive's seniority, salary and title; first-class air travel for Executive and Executive's spouse when accompanying Executive on travel to the extent, in Executive's reasonable judgement, the presence of Executive's spouse is required or advisable in the Company's interest in the discharge of Executive's duties.

               (c)  Business Expenses. During the Term, the Company shall pay or
                    -----------------
reimburse Executive promptly for all reasonable business expenses incurred by Executive in the performance of Executive's duties under this Agreement if properly substantiated and in accordance with the Company's policies and procedures applicable to employees of Executive's seniority, salary and title.

               (d)  Insurance. During the Term, Executive shall be entitled to
                    ---------
and shall be accorded all rights and benefits under any disability insurance, health and major medical insurance policy or policies which the Company provides for its senior officers or employees generally. Nothing in this paragraph shall require the Company to retain any particular policy or plan, but a reasonable insurance benefit package shall be maintained.

               (e)  Employee Benefit Plans. Executive shall be entitled to
                    ----------------------
participate in and/or receive all other employee benefits under any 401(k) plan, savings plan, pension plan and other similar plan or program which the Company provides for its senior officers or employees generally, all subject to the terms and conditions of the various benefit plans.

For purposes of this Paragraph 9, and specifically Executive's entitlement to the various benefits set forth herein, Executive's title shall be deemed to be equivalent to that of a president of a division of the Company; provided, however, Executive shall only be entitled to those benefits provided to division presidents generally and not those provided to only specific division presidents (e.g., Executive shall not be entitled to bonus payments based on film performance which such bonuses may be made available to the presidents of the film divisions of the Company).

          8.   Compensation in the Event of Termination.
               ----------------------------------------

               (a) If the Agreement is terminated under Paragraph 11(a) or 11(g), Executive or his estate shall receive the compensation provided in Paragraphs 7(a)(i), 7(a)(ii) and 7(a)(iii), if any, prorated to the date of termination, and all amounts accrued under benefit plans in which Executive is a participant as of such termination date, including without limitation the benefits provided in Paragraph 7(a)(iv) in accordance with the provisions of the Plan.

               (b) If the Agreement is terminated under Paragraph 11(b), Executive shall receive the same compensation and benefits set forth in Paragraph 8(a), except that the benefits provided in Paragraph 7(d) shall continue for what would be the remainder of the Term but for such termination (the "Full Term") in accordance with the terms of each respective policy or plan (provided, however, that if prior to the expiration of the Full Term Executive receives any of the types of benefits specified in Paragraph 7(d) from a subsequent employer, the Company shall immediately cease to provide such types of benefits received form the subsequent employer).

               (c) If the Agreement is terminated under Paragraph 11(c) or 11(e) below, or expires pursuant to its terms, Executive shall receive within 30 days of the date of termination the net present value of the compensation provided in Paragraphs 7(a)(i) and 7(a)(ii) through the Full Term, discounted at the 30-day LIBOR rate in effect at the date of termination and the compensation provided in Paragraph 7(a)(iii), if any, pro rated as specified therein, the benefits provided in Paragraph 7(a)(iv) in accordance with the provisions of the Plan, and the benefits provided in Paragraph 7(d) for the Full Term in accordance with the terms of each respective policy or plan (provided, however, that it prior to the expiration of the Full Term Executive receives any of the types of benefits specified in

Paragraph 7(d) from a subsequent employer, the Company shall immediately cease to provide such types of benefits received from the subsequent employer).

               (d) If the Agreement is terminated under Paragraph 11(d), Executive shall not be entitled to receive any payment or benefits following the date of termination, except as may be accrued to the date of termination, or vested under the Plan, or any other plan or policies of the Company.

          9.   Property Rights.
               ---------------

               (a) Executive agrees that all results and proceeds of his services, including any ideas, programs, formats, plans and arrangements, composed, conceived or created by him during the period of this employment, solely or in collaboration with others (collectively, the "Creations"), whether or not same is made at the request or suggestion of the Company, or during or, subject to Paragraph 9(b), outside regular hours of work, shall at all times be and remain the sole and exclusive property of the Company. Executive further agrees that he will, at the request of the Company, execute and deliver to the Company, in form satisfactory to the Company, documents evidencing the Company's ownership to the foregoing; but notwithstanding that no such documents are executed, the Company, as Executive's employer, shall be deemed the owner thereof immediately upon creation. Anything in this Agreement to the contrary notwithstanding, the provisions of this paragraph shall survive the termination, for any reason, of this Agreement.

               (b) Notwithstanding Paragraph 9(a) above, the Company shall not own any Creations created by Executive prior to the Term or solely during Executive's leisure hours during the Term, which Creation is not related in any manner to, or derived in any manner from, any projects, concepts and/or intellectual property of any nature of the Company or any of its affiliates. Notwithstanding the foregoing, Executive agrees to submit to the Company any such Creation which Executive desires to commercially exploit, and the Company will notify Executive within ten (10) business days of receipt if the Company desires to start negotiations for rights thereto. If no agreement is reached within thirty (30) days after the start of negotiations, then Executive will make an offer to the Company for such rights and if the Company does not accept, Executive may negotiate elsewhere the rights so offered.

          10.  Existing Employment Agreement. Executive and the Company agree to
               -----------------------------
terminate, as of the date of this Agreement, the current Employment Agreement dated as of November 3, 1994 between Executive and the Company. In full satisfaction and settlement of all amounts due to Executive under the current Employment Agreement, promptly following execution of this Agreement Executive shall receive (i) 323 units of P&F Capital Stock, consisting of 4/9 of a share of P&F Common Stock and 5/9 of a share of P&F Series A Convertible Preferred Stock; and (ii) cash of $216,000, out of which the Company shall make tax withholdings required by law and other voluntary deductions authorized by Executive.

          11.  Termination.  Executive's employment shall terminate:
               -----------

               (a)  Upon the death of Executive.

               (b) At the option of the Company, if Executive is disabled. Disability shall mean Executive's inability to substantially perform his duties hereunder due to a medically determinable physical or mental impairment that can reasonably be expected to result in death within twelve (12) months or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               (c) After thirty (30) days written notice by the Company to Executive without "Cause".

               (d) Upon written notice by the Company to Executive for "Cause" which shall include only:

               (i) the continued failure of Executive to substantially perform his duties with the Company or any subsidiary of the Company (other than any such failure resulting from illness, temporary absence, legal incapacity or disability) for thirty (30) days after a demand for substantial performance is delivered in writing to Executive by the Company which specifically identifies the manner in which Executive has not substantially performed his duties;

               (ii) Executive's continued failure to follow reasonable and lawful directives (consistent with the terms of this Agreement) of the Board of Directors of the Company (or, if applicable, the CEO) for thirty
     (30) days after a demand for Executive to follow such directives is delivered in writing to Executive by the Company that specifically identifies the manner in which Executive has not followed such directives;

               (iii) the engaging by Executive in willful, reckless or grossly negligent misconduct in connection with his employment, unless Executive ceases such misconduct within ten (10) days and remedies the adverse effect of such misconduct within thirty (30) days, after a demand to cease engaging in such misconduct is delivered in writing to Executive by Company that specifically identifies such misconduct;

               (iv) Executive's conviction of an offense involving moral turpitude or a felony (it being understood that the first conviction of Executive, if any, after commencement of the Term, for driving under the influence of alcohol shall not constitute Cause hereunder); or

               (v) material breach by Executive of this Agreement and failure to cure such breach within thirty(30) days of delivery of a written notice to Executive by the Company that specifically identifies the breach.

               If the remedy, cure or cessation of an act or omission which is the subject of a notice under this Paragraph 11(d) would reasonably require more than thirty (30) days to complete and Executive commences such remedy, cure or cessation within thirty (30) days after receipt of such notice and diligently pursues the same to completion, said act or omission shall not constitute "Cause." Cause shall continue to exist with respect to Executive only for a period of ninety (90) days after the event or action (and the expiration of any notice or cure period specified) giving rise to Cause.

               (e) Upon thirty (30) days written notice by Executive to the Company for "Good Reason" which shall include:

               (i) a substantial and adverse change in Executive's status or position with the Company, or a reduction in the duties and responsibilities set forth in Paragraph 2(a), as the same existed on the commencement of the Term hereof which is not cured within thirty (30) days after written notice thereof to the Company from Executive;

               (ii) a reduction (other than for Cause) by the Company of Executive's aggregate compensation under Paragraphs 7(a)(i) and (ii) above as in effect on the commencement of the Term hereof or as in effect thereafter if such compensation has been increased, unless such reduction is restated retroactively not later than thirty (30) days after written notice thereof to the Company from Executive;

               (iii) a material reduction by the Company in the overall value of benefits provided to the Executive as in effect on the commencement of the Term hereof or as in effect thereafter if such benefits have been increased (as used in the preceding clause, "benefits" shall include all profit-sharing, retirement, pension, health, medical, dental, disability insurance, automobile and similar benefits), unless such reduction is restated retroactively not later than thirty (30) days after written notice thereof to the Company from Executive;

               (iv) a relocation of Executive's principal place of employment to any place outside the greater Los Angeles area, except for reasonable amounts of required travel by the Executive on the Company's business;

               (v) any material breach by the Company of any provision of this Agreement which is not cured within thirty (30) days after written notice thereof to the Company from Executive; or

               (vi) the occurrence of a Designated Change of Control (as defined in Section 6(e) of the 1996 Management Incentive Plan).

               (f)   At the expiration of the Term.

               (g) Upon one hundred twenty (120) days written notice by Executive to the Company solely for Executive to return to the practice of law individually or with a law firm.

          12.  No Mitigation.  Except as provided in Paragraphs 8(b) and 8(c)
               -------------
regarding benefits provided by a subsequent employer, and without limiting any other provision hereof, any income and any other employment benefits received by Executive from any and all sources other than the Company before or after the expiration or termination of this Agreement for any reason whatsoever shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder. Executive shall have no duty to seek employment. No claim the Company has against Executive shall be used to offset the Company's obligation hereunder (including, without limitation, any income or other benefits received by Executive from claims by Executive under Paragraphs 9 or
13).

          13.  Confidential Material.
               ---------------------

               (a)  Disclosure.  Executive acknowledges that, in the performance
                    ----------
of duties on behalf of the Company, Executive shall have access to, receive and be entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed by, the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to Executive in confidence. Except in the performance of Executive's duties on behalf of the Company, Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Executive's) to be confidential because it has become part of the public domain or as may be required by law or court order. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Executive prepares, uses, or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Executive shall promptly deliver to the Company any and all of the Confidential Material not previously delivered to the Company that may be or at any previous time has been in Executive's possession or under Executive's control; provided, however, Executive may keep Executive's rolodex or other personal list of addresses and telephone numbers.

               (b)  Unfair Competition.  Executive hereby acknowledges that the
                    ------------------
sale or unauthorized use or disclosure of any of the Company's Confidential Material by Executive by any means whatsoever at any time before, during or after Executive's employment with the Company, except as provided in Paragraph 13(a), shall constitute "Unfair Competition". Executive agrees that Executive shall not engage in Unfair

Competition either during the time Executive is employed by the Company or at any time thereafter.

               (c)  Other.  In the event of the termination of Executive's
                    -----
employment for any reason, Executive (and any corporation or entity of which Executive is a director, officer, employee or greater than five percent (5%) shareholder) shall not, for a period of one (1) year:

               (i) solicit for employment and then employ any employee of the Company or any of its affiliates or subsidiaries; or

               (ii) make any public statement concerning the Company, any of its affiliates or subsidiaries, or Executive's employment unless (aa) previously approved by the Company, except as may be required by law, or
     (bb) to respond to a public statement about Executive issued by the Company.

Notwithstanding the foregoing, it shall not be a breach of this Paragraph 13(c) by Executive if an entity which Executive does not own (i.e., over 50% equity ownership) or control violates such Paragraph and Executive is not materially involved in such violation.

          14.  Miscellaneous.
               -------------

               (a)  Arbitration.
                    -----------

               (i) Any and all disputes between Executive and the Company, however significant, arising out of, relating in any way to or in connection with this Agreement (including the validity, scope and enforceability of the arbitration clause) shall be solely settled by an arbitration conducted in accordance with the rules of the American Arbitration Association or any similar successor body and to be held in Los Angeles, California.

               (ii) Any arbitration hereunder shall be held before a single arbitrator mutually agreed to by the parties thereto, except that, if the parties shall fail to agree to such an arbitrator within twenty (20) days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, such arbitration shall be held before an arbitrator appointed by the Amereican Arbitration Association.

               (iii)Discovery may be taken in the arbitration proceedings pursuant to the provisions of California Code of Civil Procedure Section 1283.05, which are incorporated herein by reference and made applicable to any arbitration held pursuant to this Paragraph.

          (iv) The award of the arbitrator shall be made within ninety (90) days from the date on which the arbitrator is selected. The award of the arbitrator shall be final, and the parties agree to waive their right to any form of appeal, to the greatest extent allowed by law. The arbitrator shall award costs and fees, including the fees of the arbitrator and reasonable attorneys' fees, to the prevailing party. Judgment upon any award of the arbitrator may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for order of enforcement.


          (b)  Applicable Law and Venue. This Agreement and any disputes or
               ------------------------
claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of California without regard for any rules of conflicts of law. The arbitrator appointed as described above located in Los Angeles, California shall be the sole fora for any action for relief arising out of or pursuant to, or to enforce or interpret, this Agreement. Each party to this Agreement consents to the personal jurisdiction and arbitration in such fora and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds.

          (c)  Interpretation. The provisions of this Agreement were negotiated
               --------------
by each of the parties hereto and this Agreement shall be deemed to have been drafted by each party.

               (d)  Representations of the Company. The Company represents and
                    ------------------------------
warrants that this Agreement is validly binding on the Company and enforceable in accordance with its terms.

               (e)  No Waivers. The failure of either party to enforce any
                    ----------
provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. Rights granted the parties hereto herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

               (f)  Notices. Any notice to be given under the terms of this
                    -------
Agreement shall be in writing and may be delivered personally, by telecopy, telex or other form of written electronic transmission, by overnight courier or by registered or certified mail, postage prepaid, and shall be addressed as follows:

          TO THE COMPANY:

               Metro-Goldwyn-Mayer Inc.
               2500 Broadway Street
               Santa Monica, California 90404-3061
               Attention: Director of Human Resources

          WITH A COPY TO:

               Metro-Goldwyn-Mayer Inc.
               2500 Broadway Street
               Santa Monica, California 90404-3061
               Attention: Legal Department


          TO THE EXECUTIVE:

               David G. Johnson, Esq.
               Metro-Goldwyn-Mayer Inc.
               2500 Broadway Street
               Santa Monica, California 90404-3061


          WITH A COPY TO:

               Thomas Lewyn, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017-3909


Either party may hereafter notify the other in writing of any change in address. Any notice hereunder shall be deemed duly given when received by the person to whom it was sent.

          (g)  Severability. The provisions of this Agreement are severable and
               ------------
if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby unless as a result of such severing the remaining provisions or enforceable parts do not substantially reflect the intention of the parties in entering into this Agreement.

          (h)  Successors and Assigns.  The rights and obligations of the
               ----------------------
parties under this Agreement shall inure to the benefit of and be binding upon their successors and assigns, including the survivor upon any merger, consolidation or combination of the Company with any other entity.

          (i)  Entire Agreement.  This Agreement supersedes all prior agreements
               ----------------
and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

          (j)  Survival.  The provisions of Paragraphs 8, 9, 10, 11, 12, 13, and
               --------
14 of this Agreement shall survive the Term, it being understood that the foregoing shall not limit Executive's rights with respect to amounts due him and unpaid at the expiration of the Term.

          (k)  Confidentiality and Publicity.  This Agreement shall remain
               -----------------------------
confidential and the terms shall not be divulged to any person (other than Executive's professional advisors and family) except to the extent required by law or legal process. Any press release or announcement of or relating to this Agreement and the timing of any such announcement shall only be made with the agreement of Executive and the Company.

          (l)  Attorneys. Each party may be represented by counsel of its choice
               ---------
even though such counsel may have represented the other party in matters related to the business of the Company, and each party agrees to execute an appropriate waiver to effectuate this clause.

          (m)  Indemnification. The Company shall indemnify Executive through
               ---------------
its Certificate of Incorporation, By-laws, indemnification agreements or otherwise to the fullest extent permitted by the Delaware General Corporation Law (including the reimbursement of defense costs as incurred), as the same exists and may hereafter be amended. Such indemnification shall apply, but not be limited to, any actions taken or omissions by Executive, including, without limitation, furnishing information, during the period from and after January 1, 1996 until the Closing Date (as defined in the sale transaction agreements) in connection with the potential sale of the Company and Executive's efforts to assemble a bid group to purchase the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             METRO-GOLDWYN-MAYER INC.

                                             By: A. Robert Pisano
                                                ----------------------

                                             Its: Vice Chairman
                                                 ---------------------


                                                /s/ David G. Johnson
                                             -------------------------
                                                    David G. Johnson